                                                                     EXHIBIT 3.4



                  --------------------------------------------

                    VISTA LASER CENTERS OF THE PACIFIC, INC.

                  --------------------------------------------














                  --------------------------------------------

                                     BY-LAWS

                  --------------------------------------------

                                TABLE OF CONTENTS
                                     BYLAWS

ARTICLE                                                                     Page
                                                                            ----
I.         MEETINGS OF STOCKHOLDERS..................................          1

II.        DIRECTORS.................................................          5

III.       OFFICERS AND THEIR DUTIES.................................         10

IV.        CAPITAL STOCK.............................................         12

V.         OFFICES AND BOOKS.........................................         14

VI.        INDEMNIFICATION...........................................         15

VII.       OTHER PROVISIONS..........................................         17

VIII.      AMENDMENT.................................................         18



ByLaws                               - i -

                                     BY-LAWS
                          FOR THE REGULATION, EXCEPT AS
                      OTHERWISE PROVIDED BY STATUTE OR ITS
                           ARTICLES OF INCORPORATION,
                                       OF
                    VISTA LASER CENTERS OF THE PACIFIC, INC.
              (A NEVADA CORPORATION INCORPORATED JANUARY 30, 1996)


                      ARTICLE I -- MEETING OF STOCKHOLDERS

         SECTION 1. ANNUAL MEETINGS. The annual meeting of the stockholders of the corporation shall be held once each year at such place within or without the State of Nevada as shall be designated by the Board of Directors, and if not designated by the Board, then as designated by the Chairman of the Board or the President, for the purpose of electing directors of the corporation to serve during the ensuing year and for the transaction of such other business as may be properly brought before the annual meeting. The annual meeting of stockholders shall be held during the fifth or sixth month following the conclusion of the corporation's fiscal year on such date which is not a weekend or legal holiday, and at such time, as shall be designated by the Board of Directors, and if not designated by the Board, then as designated by the Chairman of the Board or the President, for the purpose.

         SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders may be held at the principal office of the corporation, within or without the State of Nevada, whenever called by the Board of Directors, by the Chairman of the Board, or by the President of the corporation, only for the purpose of transacting such business as shall be specified in the notice of such special meeting which may provide, however, for the transaction of other matters as may be properly brought before the special meeting.

         SECTION 3. NOTICE OF ANNUAL OR SPECIAL MEETINGS. Written notice of each annual or special meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (ii) in the case of the annual meeting, the election of directors and those other matters which the Board, at the time of the mailing of the notice, intends to present for action by the stockholders, but subject to the provisions of applicable law, any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election.

         Notice of a stockholders' meeting shall be given either personally or by mail or by other means of written communication, addressed to the stockholder at the address of such stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice, or, if no such address appears or is given, at the place where the principal office of the corporation is located, either within or without the State of Nevada, or by publication at least once in a newspaper of general circulation in the county in which the principal office is located. Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient.

ByLaws                               - 1 -

         SECTION 4. QUORUM. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders. If a quorum is present, the affirmative vote of a majority of the shares represented and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by law or by the Articles, except as provided in the following sentence and in Section 5 of this Article I. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

         SECTION 5. ADJOURNED MEETINGS AND NOTICE THEREOF. Any stockholders meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but in the absence of a quorum (except as provided in Section 4 of this Article) no other business may be transacted at such meeting.

         It shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken; provided, however, when any stockholders meeting is adjourned for more than 45 days or, if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting.

         SECTION 6. VOTING. The stockholders entitled to notice of any meeting or to vote at any such meeting shall be only persons in whose names shares stand on the stock records of the corporation on the record date determined in accordance with Section 7 of this Article.

         Elections of directors and other voting on proposal presented to stockholders meeting need not be by ballot if dispensed by the meeting; provided, however, that all elections for directors and other proposals to be voted upon must be by ballot upon demand made by any stockholder at the meeting and before the voting begins.

         In any election of directors, the slate of candidates receiving a plurality of votes cast of the shares entitled to be voted for directors shall be elected.

         Voting shall in all cases be subject to the provisions of Section
78.355 of the Nevada General Corporation Law and to the following provisions:

         (a) Subject to clause (g), shares held by an administrator, executor, guardian, conservator or custodian may be voted by such holder either in person or by proxy, without a transfer of such shares into the holder's name; and shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into the trustee's name.

         (b) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver's name if authority to do so is contained in the order of the court by which such receiver was appointed.

         (c) Except where otherwise agreed in writing between the parties with a copy furnished to the corporation, a stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

ByLaws                               - 2 -

         (d) Shares standing in the name of a minor may be voted and the corporation may treat all rights incident thereto as exercisable by the minor, in person or by proxy, whether or not the corporation has notice, actual or constructive, of the nonage, unless a guardian of the minor's property has been appointed and written notice of such appointment given to the corporation.

         (e) Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxyholder as the by-laws of such other corporation may prescribe or, in the absence of such provision, as the Board of Directors of such other corporation may determine or, in the absence of such determination, by the chairman of the board, president or any vice president of such other corporation, or by any other person authorized to do so by the chairman of the board, president or any vice president of such other corporation. Shares which are purported to be voted or any proxy purported to be executed in the name of a corporation (whether or not any title of the person signing is indicated) shall be presumed to be voted or the proxy executed in accordance with the provisions of this clause, unless the contrary is shown.

         (f) Shares of the corporation owned by any subsidiary shall not be entitled to vote on any matter.

         (g) Shares held by the corporation in a fiduciary capacity, and shares of the issuing corporation held in a fiduciary capacity by any subsidiary, shall not be entitled to vote on any matter, except to the extent that the settlor or beneficial owner possesses and exercises a right to vote or to give the corporation binding instructions as to how to vote such shares.

         (h) If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a stockholder voting agreement or otherwise, or if two or more persons (including proxyholders) have the same fiduciary relationship respecting the same shares, unless the Secretary of the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

                  (i)      If only one votes, such acts binds all;

                  (ii) If more than one vote, the act of the majority so voting binds all;

                  (iii) If more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately.

If the instrument so filed or the registration of the shares shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this Section shall be a majority or even split in interest.

         SECTION 7. RECORD DATE. The Board may fix, in advance, a record date for the determination of the stockholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution, or any allotment of rights, or to exercise rights in respect of any other lawful action. The record date so fixed shall be not more than 60 days nor less than 10 days prior to the date of the meeting nor more than 60 days prior to any other action. When a record date is so fixed, only stockholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise of the rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the record date. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting. The Board shall fix a new record date if the meeting is adjourned for more than forty-five (45) days.

ByLaws                               - 3 -

         If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining stockholders for any purpose other than set forth in this Section 7 or Section 9 of this Article I shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth day prior to the date of such other action, whichever is later.

         SECTION 8. CONSENT OF ABSENTEES. The transactions of any meeting of stockholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the Nevada General Corporation Law to be included in the notice but not so included, if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of stockholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof.

         SECTION 9. ACTION WITHOUT MEETING. Subject to Section 78-320 of the Nevada General Corporation Law, any action which, under any provision of these Bylaws of the Nevada General Corporation Law, may be taken at any annual or special meeting of stockholders, may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unless a record date for voting purposes be fixed as provided in Section 7 of this Article, the record date for determining stockholders entitled to give consent pursuant to this Section 7, when no prior action by the Board has been taken, shall be the day on which the first written consent is given. In no instance where action is authorized by written consent need a meeting of stockholders be called or notice given. The written consent must be filed with the minutes of proceedings of the stockholders of the corporation.

         SECTION 10. PROXIES. Every person entitled to vote shares has the right to do so either in person or by one or more persons authorized by a written proxy executed by such stockholder and filed with the Secretary. Any proxy duly executed is not revoked and continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto. Such revocation may be effected either, (i) by a writing delivered to the Secretary of the Corporation stating that the proxy is revoked, (ii) by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or (iii) by attendance at the meeting and voting in person by the person executing the prior proxy and presented to the meeting, or (iii) by attendance at the meeting and voting in person by the person executing the proxy; provided, however, that no proxy shall be valid after the expiration of eleven months from the date of its execution unless otherwise provided in the proxy.

         SECTION 11. INSPECTORS OF ELECTION. In advance of or at the commencement of any meeting of stockholders, the Board or the Chairman of the Board may appoint inspectors of election to act at such meeting and any adjournment thereof. If inspectors of election be not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any such meeting may, and on the request of any stockholder or stockholder's proxy shall, make such appointment at the meeting. The number of

ByLaws                               - 4 -
inspectors shall be either one or three. If appointed at a meeting on the request of one or more stockholders or proxies, the majority of shares present shall determine whether one or three inspectors are to be appointed.

         The duties of such inspectors shall include: determining the number of shares outstanding and the voting power of each; determining the shares represented at the meeting; determining the existence of a quorum; determining the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining when the polls shall close; determining the result; and doing such acts as may be proper to conduct the election or vote with fairness to all stockholders. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.

         SECTION 12. STOCKHOLDERS LIST. At each meeting of the stockholders, a full, true and complete list, in alphabetical order, of all the stockholders entitled to vote at such meeting, and indicating the number of shares held by each, certified by the Secretary of the corporation or by any employee of a Transfer Agent duly appointed to act as such by the Board, shall be furnished. Only the persons in whose names shares of stock are registered on the books of the corporation on the record date for the meeting, as evidenced by the list of stockholders so furnished, shall be entitled to attend and vote at such meeting. Proxies and powers of attorney to vote must be filed with the Secretary of the corporation before an election or a meeting of the stockholders, or they cannot be used at such election or meeting.

         SECTION 13. CONDUCT OF MEETINGS. The Chairman of the Board, if there be such an officer, or the President shall preside as chairman at all meetings of the stockholders. The chairman shall conduct each such meeting in a businesslike and fair manner, but shall not be obligated to follow any technical, formal or parliamentary rules or principles of procedure. The chairman's rulings on procedural matters shall be conclusive and binding on all stockholders, unless at the time of a ruling a request for a vote is made to the stockholders holding shares entitled to vote and which are represented in person or by proxy at the meeting, in which case the decision of a majority of such shares shall be conclusive and binding on all stockholders. Without limiting the generality of the foregoing, the chairman shall have all of the powers usually vested in the chairman of a meeting of stockholders.

                             ARTICLE II -- DIRECTORS

         SECTION 1. (a) NUMBER AND TERM. The Board of Directors of the corporation shall consist of not less than three (3) nor more than fifteen (15) persons who shall be elected by the stockholders annually, at the annual meeting of the corporation's stockholders, and who shall hold office for approximately one (1) year until the next annual meeting of stockholders and until their successors are elected and shall qualify. The number of authorized directors within such limitations shall be fixed from time to time by resolution of the Board of Directors, except that no act of the Board of Directors in decreasing the number of authorized directors may shorten the term of office of any Director then duly elected and serving as a director.

                  (b) QUALIFICATIONS. Directors shall be natural persons age 18 or older. Directors need not be stockholders of the corporation, and need not be citizens of the United States.

         SECTION 2. AUTHORITY. The Board of Directors is vested with the complete and unrestrained authority in the management of all the affairs of the corporation, and is authorized to exercise for such purpose as the general agent of the corporation, its entire corporate authority.

         SECTION 3. FILLING VACANCIES. When any vacancy occurs among the Directors by death,

ByLaws                               - 5 -
resignation, disqualification, an increase in the authorized number of directors, or other cause, the stockholders, at any regular or special meeting, or at any adjourned meeting thereof, or the remaining Directors, by the affirmative vote of a majority thereof, shall elect a successor to hold office for the unexpired portion of the term of the Director whose place shall have become vacant and until his or her successor shall have been elected and shall qualify.

         SECTION 4. PLACE AND TIME OF MEETINGS. Meetings of the Directors may be held at the principal office of the corporation designated by the Board of Directors, whether within or without the State of Nevada or the United States, at any time set forth in a notice of meeting given as provided in these ByLaws. Meetings of the Directors may also be held elsewhere at such place or places and at such time or time as the Board of Directors may from time to time determine, or as shall be set forth in a notice of meeting given as provided in these ByLaws, unless by special resolution the Board shall restrict or limit the place or dates and time at which meetings of the Board are to be held.

         SECTION 5. ANNUAL, REGULAR AND SPECIAL MEETINGS; NOTICE.

         (a) Without notice or call, the Board of Directors shall hold its first annual meeting for the year immediately after the annual meeting of the stockholders or immediately after the election of Directors at such annual meeting.

         (b) Regular meetings of the Board of Directors, not more frequently than once each month, may be held at the principal office of the corporation, or elsewhere, as scheduled by action of the Board of Directors or its Chairman of the Board or its President. Notice of such regular meetings shall be given by regular mail, by telephone if the person is successfully contacted, by telegraph, by facsimile telephone written communication, or by delivery in person via courier service, to each Director by the President, the Secretary or any Assistant Secretary at least ten (10) business days prior to the day fixed for such meetings; but no regular meeting or any action taken thereat shall be held void or invalid if such notice is not given to any Director that (i) was in attendance at a meeting of the Board of Directors which fixed the time, date and place of such regular meeting of the Board of Directors; or (ii) waives notice of the regular meeting; or (iii) attends the regular meeting in person or by telephone conference call; or (iv) executes a consent to action taken at the meeting after having received the minutes of such regular meeting.

         (c) Special meetings of the Board of Directors may be held on the call of the Chairman of the Board, if there be such an officer, the President, the Secretary or any Assistant Secretary on at least forty-eight (48) hours prior written notice to Directors resident in the country at which the special meeting is to be held, and on at least seventy-two (72) hours prior written notice to Directors not resident in the country at which the special meeting is to be held. Notice of such special meetings shall be given by regular mail (but only if mailed at least five business days prior to such special meeting), by telephone if the person is successfully contacted, by telegraph, by facsimile telephone written communication, or by delivery in person via courier service, to each Director by the President, the Secretary or any Assistant Secretary; but no regular meeting or any action taken thereat shall be held void or invalid if such notice is not given to any Director that (i) was in attendance at a meeting of the Board of Directors which fixed the time, date and place of such special meeting of the Board of Directors; or (ii) waives notice of the special meeting; or (iii) attends the special meeting in person or by telephone conference call; or (iv) executes a consent to action taken at the meeting after having received the minutes of such special meeting.

         (d) Provided a quorum shall be present, any meeting of the Board of Directors, no matter where held, at which all of the members shall be present, even though without notice, or of which notice shall have been waived by all absentees, shall be valid for all purposes unless otherwise indicated in the notice calling the meeting or in the waiver of notice. Any and all business may be transacted by any meeting of the Board

ByLaws                               - 6 -
of Directors, either regular or special.

         SECTION 6. ADJOURNMENT. A majority of the directors present, whether or not a quorum is present, may adjourn any directors meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned, except as provided in the next sentence. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

         SECTION 7. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear and speak to one another.

         SECTION 8. WAIVER OF NOTICE. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting. All such waivers, consents and approvals shall be filed with the corporate records and made a part of the minutes of the meeting.

         SECTION 9. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such consent or consents shall have the same effect as a unanimous vote of the Board and shall be filed with the minutes of the proceedings of the Board.

         SECTION 10. QUORUM. A majority of the Board of Directors in office shall constitute a quorum for the transaction of business, but at any meeting of the Board where be less than a quorum present, a majority of those present may adjourn such meeting from time to time, until a quorum shall be present, and no notice of such adjournment shall be required except as provided by Section 6 of this Article II The Board of Directors may prescribe rules not in conflict with these By-Laws for the conduct of its business.

         SECTION 11. AGENDA. Unless otherwise agreed by the Board of Directors, the regular order of business at meetings of the Board of Directors shall be as follows:

(a) Reading and approval of the minutes of any previous meeting or meetings, unless such minutes have been previously circulated in written form to all members of the Board; provided that notwithstanding prior circulation, the Board may correct any obvious errors in such minutes.

(b)      Reports of officers and committeemen;

(c) Election of officers, if an annual meeting or it proposed by the chairman of the meeting;

(d)      Unfinished business;

(e)      New business;

(f)      Adjournment.

         SECTION 12. PRESUMPTION OF ASSENT. A director of the corporation present at a meeting of the directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken as reflected in the minutes of the meeting, unless his abstention from voting or dissenting vote is entered in the minutes of the meeting or unless he shall file his written dissent to such action with the

ByLaws                               - 7 -
person acting as the Secretary of the meeting before the adjournment thereof. Such right to dissent shall not apply to any director who voted in favor of such action.

         SECTION 13. EXECUTIVE COMMITTEE. The Board of Directors may, by resolution passed by a majority of the whole Board, designate an Executive Committee consisting of members of the Board. The Executive Committee shall consist of three (3) or more members, one of whom shall be either the Chairman of the Board or the President of the corporation, which officer by virtue of his or her office, shall be a member and the chairman thereof. The Executive Committee shall, in the interim between the meetings of the Board, exercise all powers of the Board of Directors in accordance with the general policy of the corporation and as authorized by resolution of, and under the direction of, the Board of Directors; provided, however, that the Executive Committee shall not have the authority or power without prior authorization of the Board on matters which:

(a)      authorize the issuance of shares of this corporation's capital stock;

(b) designate the rights, preferences, powers and limitations of any class or series of capital stock;

(c) authorize this corporation to incur indebtedness or to execute any agreement, contract, lease, note, bond, debenture or other obligation (other than checks in payment of indebtedness incurred by authority of the Board of Directors) involving the payment of money or the credit of the corporation for more than One Million Dollars ($1,0000,000) except by prior authority conferred by the Board of Directors;

(d) approve of any action for which the Nevada General Corporation Law also requires stockholders approval or approval of the outstanding shares;

(e)      elects officers of the corporation;

(f)      fills vacancies in the Board or on any committee of the Board;

(g) fixes compensation of directors for serving on the Board or on any committee of the Board;

(h)      amends or repeals ByLaws or adopts new ByLaws of the corporation;

(i) amends or repeals any resolution of the Board except to the extent such resolutions shall permit the amendment thereof by the Executive Committee;

(j) provides for a distribution to the stockholders of the corporation except at a rate or in a periodic amount or within a range determined by the Board; or

(k)      appoints other committees of the Board or the members thereof.

The Executive Committee shall also attend to and supervise the financial operations of the corporation, and shall examine and cause to be audited all the corporation's accounts at the close of each fiscal year, and at such other times as it may deem necessary. Any member of such Executive Committee designated by it, or the Secretary or any Assistant Secretary of the corporation, shall be the Secretary of the Executive Committee and shall attend its meetings, and its meetings shall be held on the call of the chairman of the Executive Committee. All members of the Executive Committee must be given notice of meetings of the Executive Committee in the same manner as is provided for special meetings of the Board of Directors provided by Section 5(c) of this Article II. A majority of the members of the Executive Committee shall

ByLaws                               - 8 -
constitute a quorum. The Executive Committee shall keep due records of all meetings and actions of the Executive Committee, and such records shall at all times be open to the inspection of any Director.

         SECTION 14. OTHER COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more other committees of the Board including, without limitation, an Audit Committee and/or a Compensation Committee, which committees, to the extent provided in the resolution or resolutions of the Board or in the Bylaws of the corporation as then in effect, shall have and may exercise the powers of the Board of Directors in the business and affairs of the corporation, and may have the power to authorize the seal of the corporation to be affixed to all papers on which the corporation desires to place its corporate seal, if such a corporate seal shall exist. Any such committee or committees must have such name or names as shall be stated in the ByLaws of the corporation then in effect or as may be determined from time to time by resolution adopted by the Board. Each such committee must include at least one (1) member of the Board of Directors, and the Board of Directors by resolution may appoint natural persons who are not Directors to serve as regular or alternate members on one or more of such committees; provided, however, that any committee authorized to administer stock option or stock plans of the corporation shall consist only of persons who are members of the Board of Directors.

         The Board shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted. In the absence of any such prescription, such committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board or such committee shall otherwise provide, the regular and special meetings and other actions of any such committee shall be governed by the provisions of this Article applicable to meetings and actions of the Board. Minutes shall be kept of each meeting of each committee.

         If the Board of Directors shall designate an Audit Committee, such Audit Committee shall meet independently with the corporation's internal auditing staff, with representatives of the corporation's independent accountants, and with representatives of senior management, in each instance not less frequently than once each fiscal year. The Audit Committee shall also be responsible for reviewing the general scope of the audit, the fee charged by independent accountants, and matters relating to internal control systems and procedures.

         If the Board of Directors shall designate a Compensation Committee, the Compensation Committee shall be responsible for reviewing and reporting to the Board on the recommended annual compensation for all officers and for preparing any reports on compensation policies required by rules and regulations of the Securities and Exchange Commission to which the corporation is subject.

         SECTION 15. EXPENSES AND COMPENSATION.

         (a) The Directors shall be allowed and paid all reasonable and necessary expenses incurred in attending any meeting of the Board. In determining whether specific items of expense are reasonable in amount, the Board may from time to time establish policies as the type of airline travel and hotel accommodations for which reimbursement of expenses will be paid by the corporation.

         (b) The Board of Directors may fix the compensation of directors for services to the corporation as directors, as members of a committee of the Board, or in any other capacity. Provided, however, that Directors shall not receive compensation for their services as Directors except as authorized and approved at a meeting of the Board of Directors at which at least two-third (2/3) of the then duly elected and acting Directors shall be in attendance, and only with the affirmative vote and approval at such meeting of at least a majority of the Directors then duly elected and acting.

ByLaws                               - 9 -

         SECTION 16. REPORT TO STOCKHOLDERS AND RATIFICATION BY STOCKHOLDERS.

         (a) The Board of Directors, acting through a representative of the Board or by the Chairman of the Board or the President, if such person shall be a Director, shall make a report to the stockholders at annual meetings of the stockholders of the condition of the corporation, and shall, on request, furnish each of the stockholders with a true copy thereof. The requirement of furnishing a copy of a statement of the condition of the corporation shall be satisfied if annual report with financial statements for the last fiscal year of the corporation is provided to stockholders of record at or prior to the annual meeting.

         (b) The Board of Directors, in its discretion, may submit any contract or act for approval or ratification at any annual or special meeting of the stockholders called for the purpose of considering any such contract or act, which, if approved, or ratified by the vote of the holders of a majority of the capital stock represented in person or by proxy at such meeting, provided that a lawful quorum of stockholders be there represented in person or by proxy, shall be valid and binding upon the corporation and upon all the stockholders thereof, as if it had been approved or ratified by every stockholder of the corporation.

         SECTION 17. RIGHTS OF INSPECTION. Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and obtain extracts.

                    ARTICLE III -- OFFICERS AND THEIR DUTIES

         SECTION 1. DESIGNATION AND ELECTION OF OFFICERS AND AGENTS. The Board of Directors, at its first meeting after the annual meeting of stockholders, shall elect a President, a Secretary and a Treasurer, to hold office at the pleasure of the Board and, unless removed without or without cause by the Board, for a period of approximately one (1) year until the next annual meeting of the Board and until their successors are elected and qualify. The Board of Directors may from time to time, by resolution, appoint such additional officers and agents, including without limitation a Chairman of the Board, Vice Presidents, Assistant Secretaries, Assistant Treasurers and transfer agents as it may deem advisable. The Board shall have authority to prescribe the duties of all officers and to fix their compensation, and all such appointed officers shall be subject to removal at any time by the Board of Directors. All officers, agents and factors shall be chosen and appointed in such manner and shall hold their office for such terms as the Board of Directors may by resolution prescribe.

         No officer other than the Chairman of the Board, if such officer is elected, shall be required to be a member of the Board of Directors. Any person may hold more than two or more offices.

         All officers shall serve at the pleasure of the Board of Directors and any person may be removed from office by action of the Board of Directors at any time, either with or without cause. Any vacancy in any of said offices may be filled by the Board of Directors or, at the discretion of the Board, may be left vacant except that the corporation shall at all times have a President, a Secretary and a Treasurer.

         SECTION 2. CHAIRMAN OF THE BOARD. The Chairman of the Board, if such an officer shall be designated and elected by the Board, shall act as chairman of the Board and shall preside at all meetings of the Board of Directors and the stockholders. The Chairman of the Board shall have authority to sign the Certificates of Stock issued by the corporation, bills of exchange and promissory notes of the

ByLaws                               - 10 -
corporation, and shall perform such other duties as shall be prescribed by the Board of Directors. If so designated by resolution of the Board of Directors, the Chairman of the Board shall also be the chief executive officer of the corporation and shall have the supervision and, subject to the control of the Board of Directors, the direction of the corporation's affairs, with full power to execute all resolutions and orders of the Board of Directors not especially entrusted to some other officer of the corporation.

         SECTION 3. PRESIDENT. Unless such duties are assigned by resolution of the Board to a Chairman of the Board, if there be such an officer, the President shall be the chief executive officer of the corporation and shall have the supervision and, subject to the control of the Board of Directors, the direction of the corporation's affairs, with full power to execute all resolutions and orders of the Board of Directors not especially entrusted to some other officer of the corporation. If there shall not be a Chairman of the Board, the President shall also preside at all meetings of the Board of Directors and stockholders. If the Chairman of the Board shall be appointed as the corporation's chief executive officer, then the President shall be the chief operating officer of the corporation and shall have the supervision and, subject to the control of the Chairman of the Board and the Board of Directors, the direction of the corporation's day-to-day business affairs, with full power to execute all resolutions and orders of the Board of Directors not especially entrusted to some other officer of the corporation. The President shall have authority to sign the Certificates of Stock issued by the corporation, bills of exchange and promissory notes of the corporation, and shall perform such other duties as shall be prescribed by the Board of Directors.

         SECTION 4. VICE PRESIDENTS. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board or, if not so ranked, any such Vice President, shall perform all the duties of the President and, when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board. The Board may designate specific functions or areas of responsibility for any Vice President by resolution of the Board and/or by specifying at the time of his or her election that such person's Vice President title and office include a designation of such function or general area of responsibility; the authority of any such person in said designated functions and areas of responsibility shall be subject to the control of the Board of Directors and to right of supervision conferred upon the Chairman of the Board and the President of the corporation. In the absence or inability to act of the Chairman of the Board and the President, any Vice President shall have authority to sign the Certificates of Stock issued by the corporation.

         SECTION 5. TREASURER. The Treasurer shall have the responsibility for depositing all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board and otherwise protecting the custody of all the funds and securities of the corporation. The Treasurer shall have the care and custody of the stocks, bonds, certificates, vouchers, evidence of debts, securities, and such other property belonging to the corporation as the Board of Directors shall designate. When necessary or proper, he or she shall endorse on behalf of the corporation for collection checks, notes, and other obligations. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board. In the absence of the Chairman of the Board and the President, the Treasurer shall sign of behalf of the corporation all bills of exchange and promissory notes of the corporation; he or she shall sign all papers required by law or by these By-Laws or the Board of Directors to be signed by the Treasurer, and shall perform such other duties as shall be prescribed by the Board of Directors.

         Whenever required by the Board of Directors or the President, the Treasurer shall render a statement of the corporation's cash account, an account of all transactions as Treasurer, and of the financial condition of the corporation. The Treasurer shall enter regularly in the books of the corporation to be kept by him or her for the purpose, full and accurate accounts of all monies received and paid by him or her on account

ByLaws                               - 11 -
of the corporation. The Treasurer shall at all reasonable times exhibit the books of account to any Director or the President of the corporation during business hours, and shall perform all acts incident to the position of Treasurer subject to the control of the Board of Directors.

         The Treasurer shall, if required by the Board of Directors, give bond to the corporation conditioned for the faithful performance of all his or her duties as Treasurer in such sum, and with such security as shall be approved by the Board of Directors, the expense of such bond to be borne by the corporation.

         SECTION 6. ASSISTANT TREASURERS. The Board of Directors may appoint one or more Assistant Treasurers who shall have such powers and perform such duties as may be prescribed by the Treasurer of the corporation or by the Board of Directors or the President of the corporation. Any Assistant Treasurer shall, if required by the Board of Directors, give bond to the corporation conditioned for the faithful performance of all his or her duties as Assistant Treasurer in such sum, and with such security as shall be approved by the Board of Directors, the expense of such bond to be borne by the corporation.

         SECTION 7. SECRETARY. The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the stockholders and of the Executive Committee in books provided for that purpose. The Secretary shall attend to the giving and serving of all notices of the corporation; he or she may sign with the Chairman of the Board, the President or any Vice President, in the name of the corporation, all contracts authorized by the Board of Directors or Executive Committee; he or she shall have the custody of the corporate seal of the corporation, if there be a corporate seal; he or she shall affix the such corporate seal, if there be one, to all certificates of stock duly issued by the corporation; he or she shall have charge of the stock certificate books, stock transfer books and stock ledgers, and such other books and papers as the Board of Directors or the Executive Committee may direct, all of which shall at all reasonable times be open to the examination of any Director upon application at the office of the corporation during business hours; and he or she shall, in general, perform all the duties incident to the office of Secretary and such other duties as shall be prescribed by the Board of Directors.

         SECTION 8. ASSISTANT SECRETARIES. The Board of Directors may appoint one or more Assistant Secretaries who shall have such powers and perform such duties as may be prescribed by the Secretary or by the Board of Directors.

         SECTION 9. REPRESENTATION OF THE CORPORATION. Unless otherwise ordered by the Board of Directors, the Chairman of the Board or the President shall have full power and authority in behalf of the corporation to attend and to act and to vote at any meetings of the stockholders or holders of indebtedness of any corporation in which the corporation may hold stock or evidences of indebtedness, and at any such meetings, shall possess and may exercise any and all rights and powers incident to the ownership of such stock or evidences of indebtedness which the corporation might have possessed and exercised if present. The Board of Directors, by resolution from time to time, may confer like powers on any person or persons in place of the Chairman of the Board of the President to represent the corporation for the purposes in this section mentioned.

                           ARTICLE IV -- CAPITAL STOCK

         SECTION 1. AUTHORITY OF THE BOARD. The capital stock of the corporation shall be issued in such manner and at such times and upon such conditions as shall be prescribed by the Board of Directors.

ByLaws                               - 12 -

         SECTION 2. STOCK CERTIFICATES.

         (a) Every holder of shares of the corporation shall be entitled to have a certificate signed in the name of the corporation by the Chairman of the Board, the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares and the class or series of shares owned by the stockholder. Any or all of the signatures on the certificate may be facsimile if the stock certificate is imprinted with the corporate seal. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

         (b) Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the Board may provide, provided, however, that on any certificate issued to represent any partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated or incorporated by reference to a document setting forth the same.

         (c) Except as provided in this Section, no new certificate for shares shall be issued in lieu of an old one unless the latter is surrendered and cancelled at the same time. The Board may, however, if any certificate for shares is alleged to have been lost, stolen or destroyed, authorize the issuance of a new certificate in lieu thereof, and the corporation may require that the corporation be given a bond or other adequate security and an indemnification agreement sufficient to indemnify it against any claim that may be made against the corporation (including expense or liability) on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate. The Board of Directors may, in its discretion, refuse to issue such new or duplicate certificates save upon the order of a court of competent jurisdiction in such matter, anything herein to the contrary notwithstanding.

         (d) All certificates evidencing stock in this corporation of any class or series shall be consecutively numbered; the name of the person owning the shares represented thereby with the number of such shares and the date of issue shall be entered on the corporation's books.

         (e) The Board of Directors may appoint a transfer agent and a registrar of transfers and may require all stock certificates to bear the signature of each transfer agent and such registrar of transfer.

         (f) The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the corporation.

         SECTION 3. CLOSING OF STOCK TRANSFER BOOKS FOR VOTING AND

DISTRIBUTIONS. The Stock Transfer Books shall be closed for all meetings of the stockholders for the a period specified by the Board of Directors or by any authorized officer of the corporation acting pursuant to authority of the Board of Directors, for a period of not less than ten (10) and not more than sixty
(60) days prior to such meetings, and shall be closed for the payment of dividends or other distributions by the corporation to its stockholders during such periods as from time to time may be fixed by the Board of Directors.

         SECTION 4. NO PREEMPTIVE RIGHTS. No stockholder or subscriber to shares of this corporation shall be entitled to any preemptive or preferential rights to purchase and/or subscribe for any part of any shares which may be issued at any time by this corporation.

ByLaws                               - 13 -

                         ARTICLE V -- OFFICES AND BOOKS

         SECTION 1. RESIDENT AGENT; REGISTERED OFFICE IN NEVADA; OTHER OFFICES.

         (a) The corporation shall appoint and maintain a resident agent for the corporation in accordance with the provisions of Section 78.090 of the Nevada General Corporation Law, who may be either a natural person or a corporation, resident or located in the State of Nevada. The resident agent may be changed from time to time by action of the Board of Directors. The street address of the resident agent where such agent maintains an office for the service of process upon this corporation shall be the registered office of this corporation in the State of Nevada (the "registered office").

         (b) The corporation may have a principal office and such other offices in the State of Nevada or any other state or territory as the Board of Directors may designate from time to time.

         SECTION 2. BOOKS AND RECORDS.

         (a) A copy of the Articles of Incorporation of the corporation, certified by the secretary of state of Nevada, a copy of the ByLaws of the corporation, certified by an officer of this corporation, and a statement setting out the name of the custodian of the stock ledger or a duplicate stock ledger of this corporation, and the present and complete post office address, including street and number, where the stock ledger or duplicate stock ledger is kept, shall be kept and maintained at the registered office of the corporation in the State of Nevada. All such documents maintained at the registered office of the corporation shall be subject to inspection by any of the stockholders of the corporation upon reasonable notice during customary business hours for a proper purpose.

         (b) The stock ledger and stock transfer books of the corporation shall be kept at its principal office, either within or without the State of Nevada, or at the offices of a stock transfer agent duly authorized to act as such by resolutions adopted by the Board of Directors. The stock ledger shall be available for the inspection of all who are authorized or have the right to see the same in accordance with the Nevada General Corporation Law, and for the transfer of stock.

         (c) Any person who has been a stockholder of record of the corporation for at least six (6) months immediately preceding his or her demand, or any person holding, thereunto authorized in writing by the holders of, at least five percent (5%) of all of the corporation's outstanding shares entitled to vote, upon at least five (5) days' written demand is entitled to inspect in person or by agent or attorney, during usual business hours, the stock ledger or duplicate stock ledger of the corporation, whether kept in the registered office of the corporation in the State of Nevada or elsewhere in accordance with paragraph (a) of this Section 2, and to make extracts therefrom. An inspection authorized by this paragraph (c) may be denied to a stockholder or other person upon such person's refusal to furnish to the corporation an affidavit that such inspection is not desired for a purpose which is in the interest of a business or object other than the business of the corporation and that such person has not at any time sold or offered for sale any list of stockholders or any domestic or foreign corporation or aided or abetted any person in procuring any such record of stockholders for any such purpose. In every instance where an attorney or other agent of a stockholder seeks the right of inspection, the demand must be accompanied by a power of attorney as provided by Section 78.105-9 of the Nevada General Corporation Law.

         (d) All other books and records of the corporation shall be kept at such places as may be prescribed by the Board of Directors or by the President of the Corporation acting pursuant to authority conferred by the Board of Directors.

ByLaws                               - 14 -

                          ARTICLE VI -- INDEMNIFICATION

         SECTION 1. DEFINITIONS. For the purposes of this Article, "agent" means any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent or another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes without limitation attorneys' fees and any expenses of establishing a right to indemnification under Sections 4 or 5(c) of this Article.

         SECTION 2. INDEMNIFICATION IN ACTIONS BY THIRD PARTIES. The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such persons reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

         SECTION 3. INDEMNIFICATION IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.

         SECTION 4. INDEMNIFICATION AGAINST EXPENSES. To the extent that an agent of the corporation has been successful on the merits in defense of any proceeding referred to in Sections 2 or 3 of this Article or in defense of any claim, issue or matter therein, and as otherwise provided by authorization of the Board of Directors or stockholders of this corporation, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

         SECTION 5. REQUIRED DETERMINATIONS. Any indemnification under this Article shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 2 or 3 of this Article, by:

         (a) A majority vote of a quorum consisting of directors who are not parties to such proceeding;

or

         (b) Approval of the stockholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

ByLaws                               - 15 -

         (c) The court in which such proceeding is or was pending upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by the corporation.

         SECTION 6. ADVANCE OF EXPENSES. Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Article.

         SECTION 7. OTHER INDEMNIFICATION. No provision made by the corporation to indemnify it or its subsidiary's directors or officers for the defense of any proceeding, whether contained in the Articles, By-laws, a resolution of stockholders or directors, an agreement or otherwise, shall be valid unless consistent with this Article and approved by a majority of the Directors; provided, however, that any such agreement approved by a majority of the shares of capital stock voted at any meeting called to consider the same or by written consent of a majority of the shares entitled to vote for the election of directors shall supercede the provision of this Article to the extent of any inconsistencies. Nothing contained in this Article shall affect any right to indemnification to which persons other than such directors and officers may be entitled by contract or otherwise.

         SECTION 8. FORMS OF INDEMNIFICATION NOT PERMITTED. No indemnification or advance shall be made under this Article, except as provided in Sections 4 or 5(c), in any circumstances where it appears:

         (a) That it would be inconsistent with a provision of the Articles, these By-laws, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnifications; or

         (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

         SECTION 9. INSURANCE. The corporation shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against such liability under the provisions of this Article.

         SECTION 10. NONAPPLICABILITY TO FIDUCIARIES OF EMPLOYEE BENEFIT PLANS. This Article does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in such person's capacity as such, even though such person may also be an agent of the corporation as defined in Section 1 of this Article. The corporation shall have power to indemnify such trustee, investment manager or other fiduciary to the extent permitted by applicable law.

                         ARTICLE VII -- OTHER PROVISIONS

         SECTION 1. AUTHORITY REQUIRED FOR COMMITMENTS IN EXCESS OF $250,000. No agreement, contract, lease, note, bond, debenture or other obligation (other than checks in payment of indebtedness incurred by authority of the Board of Directors) involving the payment of money or the credit

ByLaws                               - 16 -
of the corporation for more than Two Hundred Fifty Thousand Dollars ($250,000) shall be made without the authority of the Board of Directors or of the Executive Committee acting as such. The authority of the Executive Committee in authorizing any such transaction shall be subject to the limitations set forth in Section 13 of Articles II of these ByLaws.

         SECTION 2. ENDORSEMENT OF DOCUMENTS; CONTRACTS. Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, option or warrants to purchase stock in this corporation, conveyance or other instrument in writing and any assignment or endorsements thereof executed or entered into between the corporation and any other person, when signed by the Chairman of the Board, the President or any Vice President and the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the corporation shall be valid and binding on the corporation in the absence of actual knowledge on the part of the other person that the signing officers had no authority to execute the same. Any such instruments may be signed by any other person or persons and in such manner as from time to time shall be determined by the Board, and, unless so authorized by the Board, no other officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

         SECTION 3. STOCK PURCHASE PLANS. The corporation may adopt and carry out one or more stock purchase plans or agreements or stock option plans or agreements providing for the issue and sale of capital stock for such consideration as may be fixed of its unissued shares, or of issued shares acquired or to be acquired, to one or more of the employees, officer or directors of, or consultants to, the corporation or of a subsidiary or to a trustee on their behalf, and for the payment of such shares in installments or at one time, and may provide for aiding any such persons in paying for such shares by compensation for services rendered, promissory notes or otherwise.

         Any such stock purchase plan or agreement or stock option plan or other stock agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, the reservation of title until full payment therefor, the effect of the termination of employment, an option or obligation on the part of the corporation to repurchase the shares upon termination of employment, restrictions upon transfer of the shares, the time limits of and termination of the plan, and any other matters, not in violation of applicable law, as may be included in the plan as approved or authorized by the Board or any committee of the Board.

         SECTION 4. RESERVES AND DIVIDENDS. The Board of Directors shall have power to reserve over and above the capital stock paid in, such amount, in its discretion, as it may deem advisable to fix as a reserve fund, and may, from time to time, declare dividends in excess of the amounts so reserved subject to the provisions of the Nevada General Corporation Law, and pay the same to the stockholders of the corporation, and may also, if it deems the same advisable, declare stock dividends of the unissued capital stock.

         SECTION 5. DEPOSIT OF FUNDS. Except for funds held in trust by third-party fiduciaries, all monies of the corporation shall be deposited when and as received by the Treasurer or any other employee or agent of the corporation in such bank or banks or other depositary as may from time to time be designated by the Board of Directors, and such deposits shall be made in the name of the corporation.

         SECTION 6. BOARD APPROVAL REQUIRED FOR LOANS TO OFFICERS OR STOCKHOLDERS. No loan or advance of money shall be made by the corporation to any stockholder or officer of the corporation, unless the Board of Directors shall otherwise authorize; the foregoing provision shall not apply to advances for business expenses made in the ordinary course of business to employees or

ByLaws                               - 17 -
agents of the corporation who coincidentally are stockholders or officers of the corporation.

         SECTION 7. BOARD APPROVAL REQUIRED FOR COMPENSATION TO EXECUTIVE OFFICERS. No executive officer shall be entitled to any salary or compensation for any services performed for the corporation, unless such salary or compensation shall be fixed by resolution of the Board of Directors or by a committee thereof or the Chairman of the Board or the President of the Corporation under authority conferred by the Board. For the purposes hereof, an executive officer shall be deemed to include the Chairman of the Board, the President, any Vice President, the Secretary and the Treasurer of the corporation.

         SECTION 8. POWER TO DEAL IN SECURITIES. The corporation may take, acquire, hold, mortgage, sell, or otherwise deal in stocks or bonds or securities of any other corporation, partnership, association or other business entity, if and as often as the Board of Directors shall so elect.

         SECTION 9. POWER TO CREATE SECURITY INTERESTS; STOCKHOLDER APPROVAL REQUIRE TO DISPOSE OF ALL ASSETS. The Directors shall have power to authorize and cause to be executed, mortgages and liens without limit as to amount upon the property and franchise of this corporation, and pursuant to the affirmative vote, either in person or by proxy, of the holders of a majority of the capital stock issued and outstanding; the Directors shall have authority to dispose in any manner of the whole property of this corporation.

         SECTION 10. CORPORATE SEAL. The corporation may have a corporate seal if so authorized by resolution of the Board, the design thereof being established by the Board.

         SECTION 11. FISCAL YEAR. The fiscal year of the corporation shall end on December 31 of each year, subject to the right of the Board to change the fiscal year if determined by the Board to be appropriate.

                      ARTICLE VIII -- AMENDMENT OF BY-LAWS

         SECTION 1. Amendments and changes of these By-Laws may be made at any regular or special meeting of the Board of Directors at which a quorum is present and acting, by a vote of not less than two-thirds of the entire Board of Directors, or may be made by a vote of, or a consent in writing signed by, the holders of a majority of the issued and outstanding capital stock entitled to vote for the election of directors.

ByLaws                               - 18 -

CERTIFICATION OF BYLAWS:

         The undersigned, being the duly elected and acting Chairman of the corporation named in the above ByLaws, DOES HEREBY CERTIFY that the foregoing is a true, correct and complete copy of the ByLaws of the above corporation as adopted and approved by the Board of Directors of said corporation on February 5, 1996, and that the same have not been rescinded, modified or amended as of this date of this certificate.

         IN WITNESS WHEREOF, I have set my hand and the seal of the corporation as of this 5th day of February, 1996.



                              ---------------------------------
[CORPORATE SEAL]                        (Signature)
                              Name: J. Robert Griffin

                              Title: Chairman Of The Board

ByLaws                               - 19 -